EXHIBIT 10.19

                          COMMUNITY CAPITAL CORPORATION

                              EMPLOYMENT AGREEMENT
                              --------------------


         This Employment Agreement is made as of the 28th day of June 2000, by and between Community Capital Corporation, a South Carolina corporation ("Corporation"), and Ralph Wesley Brewer ("Executive").

    WHEREAS, the Corporation is a multi-bank holding company headquartered in Greenwood, South Carolina currently operating five banks as wholly-owned subsidiaries: Greenwood Bank & Trust; Clemson Bank & Trust; Community Bank & Trust (formerly The Bank of Barnwell County); TheBank (formerly The Bank of
       Belton); and Mid State Bank (formerly The Bank of Newberry County)
                        (collectively, the "Banks"); and

         WHEREAS, Executive is currently employed by the Corporation with the title of Vice-President/Controller;

         WHEREAS, the Corporation desires to promote Executive to the position of Chief Financial Officer; and

         WHEREAS, the Corporation desires to employ the Executive, and the Executive desires to be employed by the Corporation, in accordance with the terms and conditions hereinafter set forth:

         NOW, THEREFORE, in consideration of the mutual promises herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

         1. Employment. The Corporation hereby agrees to employ the Executive to perform the duties described in Section 3 below subject to and in accordance with the terms and conditions hereof, and the Executive hereby accepts such employment.


         1. Term. The employment hereunder shall commence on the date hereof, and shall continue for a period of three (3) years thereafter, unless terminated in accordance with the provisions of Section 9 of this Agreement.

         2. Duties of the Executive.

                  A. In accepting employment hereunder by the Corporation, the Executive shall undertake and assume the responsibility of performing for and on behalf of the Corporation the duties of Chief Financial Officer. The Executive also agrees to serve, if elected, as an officer of any subsidiary or affiliate of the Corporation. It is further understood and agreed that any expansion, contraction or other modification of the Executive's duties shall not result in any change in the Executive's compensation as stated in Section 4, unless the Corporation and the Executive specifically shall agree otherwise in a duly executed amendment of this Agreement.

                  B. During the term of this Agreement, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, the Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of the Corporation. The Executive shall perform all of his duties hereunder to the best of his ability and shall not, directly or indirectly, engage or participate in any activities in conflict with the best interests of the Corporation or the Banks, and will conduct all the Executive's activities in strict loyalty to the Corporation and the Banks.

         3. Compensation. As compensation for the services to be rendered by the Executive for the Corporation under this Agreement, the Executive shall be compensated as follows:

                  (A) Base Salary. The Executive shall receive an annual salary of $80,000.00 payable in pay periods as determined by the Corporation, but in no event less frequently than monthly.

                  (B) Vacation. The Corporation shall provide twenty (20) business days of paid vacation time each calendar year. Such vacation days are to be taken at such time or times as the Executive may reasonably request, subject to the Corporation's convenience and prior approval, which approval shall not be unreasonably withheld. Vacation time shall not cumulate year to year.

                  (C) Reimbursement for Expenses. The Corporation shall provide reimbursement of all pre-approved reasonable expenses incurred by the Executive for the benefit of the Corporation in the performance of his duties hereunder.

                  (D) Other Benefits. The Corporation shall provide other benefits (e.g., health insurance coverage, dental insurance coverage, life insurance, disability insurance, participation in pension plans, and paid leave, etc.) reasonably comparable to, and no less favorable to the Executive than, those benefits, if any, generally provided to other senior executives of the Corporation.

         The compensation stated above is intended to be the total compensation paid to the Executive.

         4. Relocation. As a condition of the Executive's employment hereunder, on or before June 30, 2000, the Executive shall relocate his full-time residence to anywhere within a ten (10) mile radius of Greenwood, South Carolina.

         5. Confidentiality and Secrecy. The Executive acknowledges that in and as a result of his employment hereunder, he will be making use of, acquiring, and/or adding to confidential information of a special and unique nature and value relating to the Corporation's business, including without limitation technological know-how, copyrights, proprietary information, trade secrets, systems, procedures, manuals, confidential reports, records, operational expertise, lists of customers and projects, and the nature and type of services rendered by the Corporation. As a material inducement to the Corporation to enter into this Agreement and to pay to the Executive the compensation stated in
Section 4, the Executive covenants and agrees that during the term of his employment hereunder, and for five (5) years after the termination thereof, he shall not, directly or indirectly, make use of, or disclose to any person, any confidential information of the Corporation, the Banks or their respective affiliates.

         6. Covenants Against Competition. In view of the unique value to the Corporation of the services of the Executive for which the Corporation has contracted hereunder, because of the confidential information to be obtained by or disclosed to the Executive, as hereinabove set forth, and because the Executive's employment hereunder will result in the Executive's development of a unique relationship with customers and employees, as a material inducement to the Corporation to enter into this Agreement and to pay to the Executive the compensation stated in Section 4, the Executive covenants and agrees as follows:

                  (A) During the Executive's employment hereunder, and for a period of three (3) years after the termination of the Executive's employment hereunder for any reason, the Executive shall not directly or indirectly solicit or divert employment of any employee of the Corporation and/or any of the Banks or employ any person previously employed by the Corporation and/or any of the Banks.

                  (B) During the Executive's employment hereunder, and for a period of three (3) years after the termination of the Executive's employment hereunder for any reason, the Executive shall not directly or indirectly solicit, divert or convert, or assist another person or entity to solicit, divert or convert, the Corporation's and/or any Bank's customers to any other company or entity.

                  (C) During the Executive's employment hereunder, and for a period of three (3) years after the termination of the Executive's employment with the Corporation for any reason, the Executive shall not within the geographic area specified below engage in any business or perform any services, directly or indirectly, in competition with the business of the Corporation and/or the Banks or have any interest, whether as a proprietor, partner, employee, stockholder (directly or beneficially), principal, agent, consultant, director, officer, or in any other capacity or manner whatsoever, in any enterprise that shall so engage; except that the Executive shall be permitted to own for investment purposes only, directly or beneficially, up to (but not more than) 2% in the aggregate of the stock of a competing corporation which is publicly-traded on a national stock exchange or the NASDAQ National Market System, so long as the Executive is not a controlling person of, or a member of a group that controls, such corporation and the Executive is not otherwise affiliated in any capacity with such corporation. The restrictions of this
Section 7(C) shall apply everywhere within a fifty (50) mile radius of the Corporation's headquarters, currently located at 1402-C Highway 72, Greenwood, South Carolina, 29649, and everywhere within a twenty-five (25) mile radius of each of the Banks' branch offices existing at the time the Executive's employment terminates hereunder. Notwithstanding anything contained herein to the contrary, in the event of a Change in Ownership as defined below during the term of this Agreement, this Section 7(C) shall be null, void, and without effect. For purposes of this Section, the term "Change in Ownership" shall mean the first to occur of the following:

                           a. Any person or entity, or any two or more persons
or entities acting as a group as defined in Section 13(d)(3) of the Federal Securities and Exchange Act of 1934, shall acquire ownership of fifty (50%) percent or more of the outstanding voting stock of the Corporation; or

                           b. The acquisition of, or sale of, all or
substantially all of the assets of the Corporation, except to an Affiliate as defined herein below; or

                           c. The merger of the Corporation into another entity
that is not an Affiliate as defined herein below, and the Corporation is not the survivor of such merger.

         For purposes hereof, an "Affiliate" is any entity controlling, controlled by, or under common control with the Corporation. For this purpose, "control" means legal or beneficial ownership of fifty (50%) percent or more of the equity or voting interests in an entity.

         7. Reasonableness, Enforceability and Remedies.

                  (A) The Executive has carefully read and considered the provisions of Sections 6, 7, and 8, and, having done so, agrees that the restrictions set forth in these Sections, including, but not limited to, the time period of restriction and geographic limitations set forth in Section 7, are fair and reasonable and are reasonably required for the protection of the interests of the Corporation and each of the Banks and their respective officers, directors, shareholders, employees, and affiliates.

                  (B) In the event that, notwithstanding the foregoing, any of the provisions of Sections 6, 7, and 8 or any parts thereof shall be held to be invalid or unenforceable, the remaining provisions or parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable portions or parts had not been included therein. In the event that any provision of Sections 6 or 7 relating to the time period and/or geographic restrictions and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or geographic restrictions and/or related aspects deemed reasonable and enforceable by the court shall become and thereafter be the maximum restriction in such regard, and the restriction shall remain enforceable to the fullest extent deemed reasonable by such court.

                  (C) The Executive acknowledges that the services he is to render are of a special and unusual character with a unique value to the Corporation, the loss of which cannot adequately be compensated by damages in an action at law. The Executive further acknowledges that the promotion of the Executive to the office of Chief Financial Officer and increase in Executive's compensation as set forth in Section 4 above from its current level, are adequate consideration for the restrictions set forth in Sections 6 and 7 herein. In the event of a breach or threatened breach by the Executive of any of the provisions of Sections 6 or 7, the Corporation and the Banks, in addition to and not in limitation of, any other rights, remedies, or damages available to the Corporation and the Banks under this Agreement, shall be entitled to a permanent injunction in order to prevent or restrain any such breach by the Executive or by the Executive's partners, agents, representatives, servants, employers, employees, consulting clients, and/or any and all persons directly or indirectly acting for or with him. The Executive acknowledges and agrees that each of the Banks shall benefit from this Agreement and the services to be provided by Executive hereunder.

                  (D) The Executive covenants and agrees that if he shall violate any of his covenants or agreements under Sections 6 or 7, the Corporation and each of the Banks shall be entitled to: (i) an accounting and repayment of all profits, compensation, commissions, remuneration, or other benefits that the Executive directly or indirectly has realized and/or may realize as a result of, growing out of, or in connection with, any such violation; (ii) recover actual damages incurred by the Corporation and each of the Banks or their affiliates as a result of any such violation; (iii) any injunctive relief to which the Corporation and each of the Banks is or may be entitled at law, in equity, or under this Agreement; and (iv) exercise its other rights respecting a breach of this Agreement as set forth herein.

                  (E) The Executive's obligations under Sections 6, 7, and 8 shall survive any termination of employment hereunder.

         8. Termination.

                  (A) For Cause By The Corporation. Notwithstanding any other provision hereof, the Corporation may terminate the Executive's employment under this Agreement immediately at any time for "cause". For purposes hereof the term "cause" shall include, but not be limited to, the commission of any of the following by the Executive: dishonesty; theft; unethical business conduct; indictment for a felony; indictment for a misdemeanor involving moral turpitude; drug or alcohol addiction; lack of competence in the performance of any duty on behalf of the Corporation and/or the Banks; violation of the terms and provisions of this Agreement; insubordination or failure to comply with reasonable instructions of the Corporation; material violation by Executive of any federal or state banking law, rule or regulation; causing or permitting, whether intentionally or negligently, the Corporation and/or any of the Banks to materially violate any federal or state banking law, rule or regulation; if Executive is suspended and/or temporarily prohibited from participating in the conduct of the Corporation's or any of the Banks' affairs by notice served under
Section 8(e) of the Federal Deposit Insurance Act (12 U.S.C., Section 1818(e)); or failure of Executive to relocate his residence in accordance with Section 5 above. All compensation (including without limitation the Base Salary and all perquisites and fringe benefits) to which the Executive would otherwise be entitled (for periods after the effective date of such termination) shall be discontinued and forfeited as of the effective date of such termination.

                  (B) Disability. In the event of the Executive's disability during employment under this Agreement, then employment under this Agreement shall terminate. For purposes of this Agreement, except as provided herein below,

"disability" shall mean the inability of the Executive, due to sickness or other incapacity, to perform his duties under this Agreement for a period in excess of ninety (90) substantially consecutive days. Such termination shall become effective at the Corporation's election upon the expiration of such ninety (90) day period of disability. Upon termination of employment under this Agreement due to the Executive's disability, the Executive shall be entitled to payment of his Base Salary up to the date of termination.

                  (C) Termination By the Executive. The Executive may with or without cause terminate this Agreement upon sixty (60) days prior written notice to the Corporation. In the event of such termination, all compensation (including without limitation the Base Salary and all perquisites and fringe benefits) to which the Executive would otherwise be entitled (for periods after the effective date of such termination) shall be discontinued and forfeited as of the effective date of such termination. The Executive's death shall be deemed termination of this Agreement pursuant to this Section 9(C).

         9. Annual Review. On or about each anniversary of the date of this Agreement, during the term of this Agreement, this Agreement, including the compensation provisions of Section 4, shall be reviewed by the Executive and the Corporation; provided, however, neither party shall have any obligation to modify this Agreement, and no amendment or other modification hereof shall be effective unless mutually agreed to by the parties in writing.

         10. Burden and Benefit. This Agreement shall be binding upon, and shall inure to the benefit of, the Corporation and the Executive, and their respective heirs, personal and legal representatives, successors, and permitted assigns.

         11. Assignment. This Agreement and any rights hereunder are personal to the Executive and shall not be assigned or otherwise transferred by the Executive. The Corporation shall be entitled to assign this Agreement to any corporation controlled by or under common control with the Corporation, or in connection with the acquisition of, or sale of substantially all of, the assets of business to which this Agreement pertains.

         12. Governing Law/Jurisdiction. The construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of South Carolina. The parties hereby (i) agree that any litigation, action or proceeding arising out of or relating to this Agreement may be instituted in a state or federal court in the State of South Carolina, (ii) waives any objection which it might have now or hereafter to any such litigation, action or proceeding based upon improper venue or inconvenient forum, and (iii) irrevocably submits to the jurisdiction of such courts in any such litigation, action or proceeding. For all purposes of this Agreement, the parties hereby submit to the venue and jurisdiction of the courts in the State of South Carolina, irrevocably consent to personal jurisdiction of such courts, and further agree that service of process upon any party hereto may be effected pursuant to United States mail.

         13. Usage. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Term such as "hereof", "hereunder", "hereto", "herein", and words of similar import shall refer to this Agreement in its entirety and all references shall refer to specified portions of this Agreement, unless the context clearly requires otherwise.

         14. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions. Without limiting the generality of the foregoing or of
Section 8, each provision, sub-provision, part, and sub-part of Sections 6, 7, and 8 shall be deemed severable.

         15. Survival. The Executive's obligations pursuant to Section 6, 7, and 8 hereof shall survive the termination of this Agreement.

         16. Modifications. This Agreement can only be modified by a written agreement duly signed by authorized representatives of the parties hereto. Moreover, in order to avoid uncertainty, ambiguity and misunderstandings in their relationships, the parties hereto covenant and agree not to enter into any oral agreement or understanding inconsistent or in conflict with this Agreement; and the parties hereto further covenant and agree that any oral communication allegedly or purportedly constituting such an agreement or understanding shall be absolutely null, void and without effect.

         17. Waiver. Any waiver by either party of any breach or any term or condition hereof shall be effective only if in writing and such writing shall not be deemed to be a waiver of any subsequent or other breach, term or condition of this Agreement.

         18. No Inference Against Author. No provision of this Agreement shall be interpreted against any party because such party or its legal representative drafted such provision.

         19. Notice. Any notice, request, approval, consent, demand or other communication hereunder shall be effective if in writing and upon the first to occur of the following: (i) upon receipt by the party to whom such notice, request, approval, consent, demand or other communication is being given; or (ii) three (3) business days after being duly deposited in the U.S. Mail, certified, return receipt requested, and addressed as follows:

                           EXECUTIVE:      Ralph Wesley Brewer
                                           112 Spruce Court
                                           Greenwood, SC 29649



                           CORPORATION:    Community Capital Corporation
                           -----------     1402-C Highway 72
                                           Greenwood, SC 29649
                                           Attn: William G. Stevens

The parties hereto may change their respective addresses by notice in writing given to all other parties to this Agreement.

         20. Entire Agreement. This Agreement contains the entire agreement and understanding by and between the Corporation and the Executive with respect to the subject matter hereof and supersedes all prior and contemporaneous, written or oral agreements and representations between the parties with respect hereto.

         IN WITNESS WHEREOF, the Corporation and the Executive have duly executed this Agreement under seal to be effective as of the day and year first above written.

IN THE PRESENCE OF:                      CORPORATION:
                                         -----------

                                         COMMUNITY CAPITAL CORPORATION
---------------------------------
Witness  (SEAL)

                                         By:   /S/ W.G. STEVENS
---------------------------------              ----------------
Witness                                        Its: C.E.O.


                                               EXECUTIVE:
                                               ----------


                                         By:   /S/ RALPH WESLEY BREWER   (SEAL)
---------------------------------              ---------------------------
Witness                                        Ralph Wesley Brewer

---------------------------------
Witness